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                                                                    Exhibit 21.1


                         Subsidiaries of KCS Energy, Inc

Subsidiary                                                                      Jurisdiction
----------                                                                      ------------
KCS Resources, Inc. (1)                                                         Delaware
Medallion California Properties Company                                         Texas
KCS Energy Services, Inc.                                                       Delaware
Proliq, Inc.                                                                    New Jersey

(1) KCS Resources, Inc. does business in certain areas in the Rocky Mountain region as KCS Mountain Resources, Inc.